Exhibit 1.1

EXECUTION VERSION

$550,000,000

OWENS & MINOR, INC.

$275,000,000 3.875% Senior Notes due 2021

$275,000,000 4.375% Senior Notes due 2024

UNDERWRITING AGREEMENT

September 11, 2014

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Wells Fargo Securities, LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Dear Ladies and Gentlemen:

Owens & Minor, Inc., a Virginia corporation (the “Company”), proposes, upon the terms and considerations set forth in this agreement (this “Agreement”), to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as the representatives (the “Representatives”) $275,000,000 in aggregate principal amount of its 3.875% Senior Notes due 2021 (the “2021 Notes”) and $275,000,000 in aggregate principal amount of its 4.375% Senior Notes due 2024 (the “2024 Notes” and together with the 2021 Notes, the “Notes”). The Company’s obligations under the Notes, including the payment of principal, premium, if any, and interest with respect to the Notes, will be unconditionally guaranteed (the “Guarantees”) by Owens & Minor Distribution, Inc., a Virginia corporation, and Owens & Minor, Medical Inc., a Virginia corporation (collectively, the “Guarantors”). The Notes and the Guarantees are hereinafter collectively called the “Securities.” The Securities will (i) have terms and provisions which are summarized in the Prospectus (as defined below) dated as of the date hereof and (ii) are to be issued pursuant to an Indenture to be dated as of September 16, 2014 , as supplemented by the First Supplemental Indenture, to be dated as of September 16, 2014 (as supplemented, the “Indenture”) to be entered into among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). This Agreement is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors represents, warrants and agrees that:

(a) An “automatic shelf registration statement” (as defined in Rule 405) on Form S-3 relating to the Securities (File No. 333-198635) (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 4 hereof); and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Representatives. As used in this Agreement:

(i) “Applicable Time” means 5:15 p.m. (New York City time) on the date of this Agreement;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including the final term sheet prepared pursuant to Section 5(a)(i) hereof and attached to this Agreement as Schedule 2 (the “Final Term Sheet”);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters in relation to the Securities;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus and the Final Term Sheet, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(vi) “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement, but excluding the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) of the Trustee and including the information deemed by virtue of Rule 430A, 430B or 430C under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement;

(b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date;

(c) Both before and after giving effect to the consummation of the transactions contemplated hereby, neither the Company nor any Guarantor is or will be required to register as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder;

(d) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder;

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e);

(f) The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e);

(g) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e);

(i) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433) did not, and on the Closing Date will not, include any information that conflicts with the information in the Registration Statement or the Pricing Disclosure Package and, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and filing requirements applicable to each such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus (other than the Final Term Sheet) without the prior written consent of the Representatives. Any Issuer Free Writing Prospectus, the use of which as been consented to by the Representative, is listed on Schedule 2 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations;

(k) [Reserved]

(l) Each of the Company and the Guarantors has been duly organized and is validly existing and in good standing as a corporation under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. None of the subsidiaries of the Company (other than Owens & Minor Distribution, Inc. and Owens & Minor Medical, Inc. (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405);

(m) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued shares of capital stock of each Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors’ qualifying shares and except as set forth in each of the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and none of the outstanding shares of capital stock of the Company or any of its subsidiaries was issued in violation of the preemptive rights or similar rights of any security holder of the Company or any of its subsidiaries, respectively;

(n) The Indenture has been duly and validly authorized by the Company and the Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that the enforceability of the Company’s and the Guarantors’ obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); The Indenture shall comply in all material respects with the requirements of the Trust Indenture Act;

(o) The Notes have been duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(p) The Guarantees have been duly and validly authorized by the Guarantors and when the Indenture is duly executed and delivered by the Guarantors and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the delivery of the Notes to the Underwriters against payment therefor in accordance with the terms hereof, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except that the enforceability of the Guarantors’ obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(q) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

(r) The execution, delivery and performance of this Agreement and the Indenture by the Company and the Guarantors and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is required to be filed by the Company with the Commission under Item 601 of Regulation S-K, (ii) the provisions of the articles of incorporation or bylaws of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and (iii), for such conflicts, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(s) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement or the Indenture by the Company or any Guarantor, the consummation of the transactions contemplated hereby by the Company and the Guarantors, or the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Exchange Act or under applicable state or foreign securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Securities by the Underwriters.

(t) There are no contracts, agreements or understandings between the Company or the Guarantors and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

(u) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, except pursuant to the exercise of options or warrants or pursuant to the issuance of common stock under the Company’s stock purchase plan, incentive plan, dividend reinvestment plan, stock option or incentive plans and except for any borrowing under the credit agreement, dated as of June 5, 2012, by and among Owens & Minor Distribution, Inc., and Owens & Minor Medical, Inc., as borrowers, Owens & Minor, Inc. and certain of its domestic subsidiaries, as Guarantors, Wells Fargo Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A. as Syndication Agent, and the lenders thereto (the “Credit Agreement”) in the ordinary course of business for working capital purposes, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;

(v) The consolidated financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition and results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated therein and in the case of unaudited financial statements, if any, subject to year-end audit adjustments; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(w) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Pricing Disclosure Package and the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(g) hereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and is independent as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus;

(x) The Company and each Guarantor have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects (except for taxes not yet due and payable), except such as are described in the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company and the Guarantors; and all real property and buildings held under lease by the Company and the Guarantors are held by them under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Guarantors or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(y) The Company and each of the Guarantors carry, or are covered by, insurance in such amounts and covering such risks as the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries;

(z) The Company and each of the Guarantors own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to own or possess any such rights would not, individually or in the aggregate, have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others;

(aa) Except as described in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(bb) No relationship, direct or indirect, exists between or among the Company or any Guarantor on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, that would be required to be described in the Pricing Disclosure Package or the Prospectus which is not so described;

(cc) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(dd) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur for which the Company and any member of its Controlled Group would have any liability, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter to the effect that the form of such Plan satisfies the requirements under Section 401(a) of the Code and neither the Company nor any member of its Controlled Group has any reason to believe that anything has occurred, whether by action or by failure to act, which would adversely affect such qualification;

(ee) The Company and the Guarantors have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, other than those being contested in good faith, those for which reserves have been provided in accordance with GAAP, those currently payable without penalty or interest, or those the nonpayment of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as described in the Pricing Disclosure Package and the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of) any tax deficiency which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ff) Since the date as of which information is given in the Pricing Disclosure Package through the date hereof, and except as may otherwise be disclosed or contemplated in the Pricing Disclosure Package and the Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock (other than the dividend declared on July 28, 2014);

(gg) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(hh) Neither the Company nor any Guarantor (i) is in violation of its articles of incorporation or bylaws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and that is required to be filed by the Company with the Commission under Item 601 of Regulation S-K or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(ii) To the knowledge of the Company, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption laws; or (v) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and or any of the Guarantors, threatened;

(kk) None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(ll) Except for failures that, individually or in the aggregate, are immaterial, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(mm) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

(nn) The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws referred to therein or constitute legal conclusions, are accurate and complete in all material respects;

(oo) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Final Term Sheet, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Sections 1(j) or 5(a)(vii);

(pp) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in violation of Section 7 of the Exchange Act or any regulation promulgated thereunder;

(qq) The Company and its subsidiaries have not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities;

(rr) The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken by the Company and each of the Guarantors for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

(ss) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(tt) The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, other than such revocations, modifications or non-renewals that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(uu) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

2. Purchase of the Securities by the Underwriters. The Company hereby agrees, on the basis of the representations, warranties and agreements of the Underwriters contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of each of the 2021 Notes and the 2024 Notes set forth opposite the name of such Underwriter in Schedule I hereto. The price of the Notes purchased by the Underwriters shall be equal to 98.914% of the principal amount of the 2021 Notes and 98.972% of the principal amount of the 2024 Notes, in each case, plus accrued interest, if any, from September 16, 2014 to the Closing Date. The Company shall not be obligated to deliver any of the Notes to be delivered hereunder except upon payment for all of the Notes to be purchased as provided herein.

3. Offering of Securities by the Underwriters. Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Securities. (a) Delivery to the Underwriters of and payment for the Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York no later than 12:00 noon, New York City time, on the third full business day following the date of this Agreement (unless the Securities are priced after 4:30 P.M., New York City time, in which case such delivery and payment shall be made no later than 12:00 noon, New York City time, on the fourth full business day following the date of this Agreement) or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Closing Date.” The Securities will be delivered to the Underwriters against payment of the purchase price therefor in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and/or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 9:30 A. M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 12:00 P.M., New York City time, on the business day next preceding the Closing Date.

5. Agreements of the Company and the Guarantors. (a) The Company and the Guarantors, jointly and severally, agree with each of the Underwriters as follows:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet substantially in the form attached hereto as Schedule 2 and agreed by the Representatives and file it with the Commission pursuant to, and within the time period prescribed by, Rule 433; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (or would be required but for Rule 172); to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly all commercially reasonable efforts to obtain its withdrawal;

(ii) To pay the applicable Commission filing fees relating to the Securities within the time required by Rule 456(b)(1);

(iii) Upon the request of the Representatives, to furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iv) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of ratios of earnings to fixed charges), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required (or would be required but for Rule 172) at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Pricing Disclosure Package or the Prospectus was or is delivered (or would have been required to have been delivered but for Rule 172), not misleading, or, if for any other reason it shall be necessary to amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package or the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Pricing Disclosure Package or Prospectus that will correct such statement or omission or effect such compliance;

(v) To file promptly with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(vi) During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (such consent not to be unreasonably withheld);

(vii) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives and to comply with any requirements of Rule 433 with respect to each such Issuer Free Writing Prospectus pursuant to the Rules and Regulations;

(viii) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(ix) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including Rule 158);

(x) The Company and each of the Guarantors will cooperate with the Underwriters and with their counsel in connection with the qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that in no event shall the Company or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

(xi) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder substantially in accordance with the description as set forth in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(xii) The Company and the Guarantors will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities;

(xiii) The Company and the Guarantors agree to comply with all the terms and conditions of all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Securities by DTC for “book entry” transfer;

(xiv) The Company and the Guarantors will not voluntarily claim, and will resist actively all attempts to claim, the benefit of any usury laws against holders of the Securities; and

(xv) The Company and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the

Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Securities.

(b) Each Underwriter severally agrees with the Company and each other Underwriter that such Underwriter has not and will not use, authorize the use of, refer to, or participate in the planning for use of, an Issuer Free Writing Prospectus or any other “free writing prospectus” (as defined in Rule 405) required to be filed with the Commission without the prior consent of the Company and the Representatives.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors agree to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, (ii) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the issuance and delivery by the Company of the Securities, (v) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing), (vi) the preparation of certificates for the Securities, (vii) qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters), (viii) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, (ix) all fees and expenses of the Company and the Guarantors incurred in connection with any roadshow, (x) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (xi) any fees payable in connection with the rating of the Securities with the ratings agencies, (xii) the fees, costs and charges of the Trustee, including the fees and disbursements of counsel for the Trustee and (xiii) the performance by the Company and the Guarantors of their other obligations under this Agreement; provided that, except as provided in this Section 6 and in Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Final Term Sheet shall have been prepared and timely filed pursuant to Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Davis Polk & Wardwell LLP, counsel for the Underwriters, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Grace R. den Hartog, Esq. shall have furnished to the Underwriters her written opinion, as Senior Vice President, General Counsel and Corporate Secretary of the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

(e) Hunton & Williams LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.

(f) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

(i) The representations and warranties of the Company and the Guarantors in Section 1 are true and correct in all respects as of the Closing Date and the Company and the Guarantors have performed in all respects all of their obligations hereunder to be performed at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Closing Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 7(j)

(j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, except pursuant to the exercise of options or warrants or pursuant to the issuance of common stock under the Company’s stock purchase plan, incentive plan, dividend reinvestment plan, stock option or incentive plans and except for any borrowing under the Credit Agreement in the ordinary course of business for working capital purposes, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as such term is defined by the Commission in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(m) The Securities shall be eligible for clearance and settlement through DTC.

(n) The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(o) On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Representations, Warranties and Acknowledgements of Underwriters. Each Underwriter, severally and not jointly, acknowledges to the Company that:

(a) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer to the public of the Securities in that Relevant Member State other than: (i) to legal entities which are qualified investors as defined in the Prospectus Directive; (ii) to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of the Securities shall require the Company, the Guarantors or any Underwriter to publish a prospectus pursuant to Article

3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this Section 8(a), the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(b) It has complied and will comply with applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities, or has in its possession or distributes any Free Writing Prospectus, any Preliminary Prospectus or the Prospectus.

(c) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue of sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to us.

(d) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

9. Indemnification and Contribution.

(a) The Company and each Guarantor, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers, employees and affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, director, officer, employee, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the most recent Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) with respect to whose use the Company has given its consent (“Permitted

Issuer Information”) used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), (ii) the omission or alleged omission to state in the most recent Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the most recent Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(e). The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantors may otherwise have to any Underwriter or to any director, officer, employee, affiliate or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Guarantors, their officers, employees, each of their directors, and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Guarantors or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(e), and shall reimburse the Company or the Guarantors and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or the Guarantors or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or the Guarantors or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees, affiliates and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Guarantors under this Section 9 if (i) the Company, the Guarantors and the Underwriters shall have so mutually agreed; (ii) the Company and the Guarantors have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees, affiliates and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company and the Guarantors; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees, affiliates or controlling persons, on the one hand, and the Company and the Guarantors, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and the Guarantors. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel and local counsel at any time for any indemnified party in connection with any one action or separate but similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriter obligations and not joint.

(e) The Underwriters severally confirm and the Company and each Guarantor acknowledges and agrees that the statements regarding delivery of the Securities by the Underwriters set forth on the cover page of, and the concession and reallowance figures appearing in the fourth paragraph and the information relating to stabilization by the Underwriters in the seventh and eighth paragraphs appearing under the caption “Underwriting” in, the Pricing Disclosure Package and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

10. Defaulting Underwriters. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities which the defaulting Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the number of the Securities set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of the Securities set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the total amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total amount of Securities to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the amount of Securities which it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives and the Company who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives and the Company do not elect to purchase the Securities which the defaulting Underwriters or Underwriter agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Guarantors, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 12. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Securities that a defaulting Underwriter agreed but failed to purchase. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the Guarantors for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriter may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

11. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(j) and 7(k) and 7(l), shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

12. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Guarantors to perform any agreement on their part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company or the Guarantors is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company or the Guarantors will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company or the Guarantors shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company or the Guarantors shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

13. Research Analyst Independence. Each of the Company and the Guarantors acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Guarantors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Underwriters’ investment banking divisions. Each of the Company and the Guarantors acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty. Each of the Company and the Guarantors acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Guarantors and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Company or the Guarantors, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company and the Guarantors, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Guarantors shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantors. Each of the Company and the Guarantors hereby waives any claims that the Company or the Guarantors may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 834-6081, Attention: Investment Grade Syndicate Desk – 3rd Floor, to Merrill, Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1 050 12 02, New York, New York 10020, Facsimile: (212) 901-7881, Attention: High Grade Transaction Management/Legal and to Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Fax: (704) 410-0326;

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Grace R. den Hartog, Esq. (Fax: (804) 723-7113); with a copy to W. Lake Taylor, Jr., Esq., Hunton & Williams LLP, Riverfront Plaza – East Tower, 951 East Byrd Street, Richmond, Virginia 23219 (Fax: (804) 788-8218);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and affiliates of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company, the employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 of the Securities Act.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

OWENS & MINOR, INC.

By	/s/ James L. Bierman
Name: James L. Bierman
Title: President & Chief Executive Officer

OWENS & MINOR DISTRIBUTION, INC. OWENS & MINOR MEDICAL, INC.

By	/s/ Richard A. Meier
Name: Richard A. Meier
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                    INCORPORATED

WELLS FARGO SECURITIES, LLC

For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto

By	J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

By	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Douglas Muller
Name: Douglas Muller
Title: Managing Director

By	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriter	Principal Amount of 2021 Notes to be Purchased	Principal Amount of 2024 Notes to be Purchased
J.P. Morgan Securities LLC	$69,575,000	$69,575,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	69,575,000	69,575,000
Wells Fargo Securities, LLC	69,575,000	69,575,000
SunTrust Robinson Humphrey, Inc.	17,600,000	17,600,000
U.S. Bancorp Investments, Inc.	17,600,000	17,600,000
BB&T Capital Markets, a division of BB&T Securities, LLC	11,825,000	11,825,000
Citigroup Global Markets Inc.	9,625,000	9,625,000
PNC Capital Markets LLC	9,625,000	9,625,000

Total	$275,000,000	$275,000,000

SCHEDULE 2

ISSUER FREE WRITING PROSPECTUSES

FINAL TERM SHEET

Filed Pursuant to Rule 433

Registration Statement No. 333-198635

Pricing Term Sheet

OWENS & MINOR, INC.

Pricing Term Sheet

September 11, 2014

3.875% Senior Notes due 2021

4.375% Senior Notes due 2024

Issuer:	Owens & Minor, Inc.

Initial Guarantors:	Owens & Minor Distribution, Inc. and Owens & Minor Medical, Inc.

Trade Date:	September 11, 2014

Settlement Date:	September 16, 2014 (T+3)

	2021 Notes	2024 Notes

Principal Amount:	$275,000,000	$275,000,000

Maturity Date:	September 15, 2021	December 15, 2024

Interest Payment Dates:	March 15 and September 15, commencing March 15, 2015	June 15 and December 15, commencing December 15, 2014

Coupon:	3.875%	4.375%

Price to Public:	99.539% of principal amount	99.622% of principal amount

Benchmark Treasury:	2.00% due August 31, 2021	2.375% due August 15, 2024

Benchmark Treasury Price / Yield:	98-16+ / 2.231%	98-14+ / 2.552%

Spread to Benchmark Treasury:	+172 basis points	+187 basis points

Yield to Maturity:	3.951%	4.422%

Optional Redemption:	At any time at a discount rate of Treasury plus 25 basis points	Prior to September 15, 2024 (three months prior to the maturity date), at a discount rate of Treasury plus 30 basis points On or after September 15, 2024, redeemable at par.

Repurchase at the Option of Holders upon a Change of Control Triggering Event:	If a Change of Control Triggering Event (as defined in the preliminary prospectus supplement), occurs, unless we have previously exercised our optional redemption right, we will be required to offer to repurchase the notes from holders at 101% of principal amount plus accrued and unpaid interest to the date of repurchase

CUSIP / ISIN:	690732AD4 / US690732AD40	690732AE2 / US690732AE23

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill, Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Senior Co-Managers:	SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC Citigroup Global Markets Inc. PNC Capital Markets LLC

Pro Forma Ratio of Earnings to Fixed Charges	As adjusted on a pro forma basis to give effect to the offering and sale of the notes in this offering and the use of the net proceeds to fund the redemption of Owens & Minor Inc.’s 6.35% Senior Notes due 2016, as if such events occurred on January 1, 2013, our ratio of earnings to fixed charges would have been 3.7x for the six months ended June 30, 2014 and 4.3x for the year ended December 31, 2013. The pro forma year ended December 31, 2013 income from continuing operations before income taxes excludes approximately $15 million in estimated charges associated with the redemption of the 2016 notes.

Conflicts of Interest	Affiliates of each of the underwriters are lenders under our revolving credit facility. In addition, an affiliate of U.S. Bancorp Investments, Inc. will be the trustee, paying agent and security registrar with respect to the notes.

*Note: An explanation of the significance of ratings may be obtained from the ratings agencies. Generally, ratings agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to review, revision, suspension, reduction or withdrawal at any time by the rating agencies. Each of the security ratings above should be evaluated independently of any other security rating.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting J.P. Morgan Securities LLC by telephone collect at 1-

2

212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322 or Wells Fargo Securities, LLC at 1-800-326-5897.

This pricing term sheet supplements the preliminary prospectus supplement issued by Owens & Minor, Inc. on September 11, 2014 relating to its prospectus dated September 8, 2014.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

3

Other Issuer Free Writing Prospectuses

None.

4

EXHIBIT B-1

FORM OF OPINION OF ISSUER’S GENERAL COUNSEL

i.	To such counsel’s knowledge and other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Guarantor is a party or of which any property or assets of the Company or any Guarantor is subject which, if determined adversely to the Company or any Guarantor, would have, individually or in the aggregate, a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

ii.	The issue and sale of the Securities hereunder by the Company and the Guarantors and the compliance by the Company and the Guarantors with all of the provisions of the Underwriting Agreement and the Indenture and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus thereby will not (a) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the property or assets of the Company or any Guarantor is subject and that is required to be filed by the Company with the Commission under Item 601(b)(10) of Regulation S-K, which breach violation or default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) violate the provisions of the articles of incorporation or bylaws of the Company or any Guarantor or (c) violate any statute or any rule or regulation that has been issued or any order known to such counsel pursuant to any statute or by any court or governmental agency or body having jurisdiction over the Company or any Guarantor or any of their properties or assets that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

iii.	To such counsel’s knowledge, there are no contracts, agreements or understandings between the Company or the Guarantors and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

iv.

The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock of each Guarantor have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors’ qualifying shares and except as set forth in the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, to the knowledge of such counsel, free and clear of all liens, encumbrances, equities or claims.

Such counsel shall also have furnished to the Underwriters a written statement and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that (x) she has acted as general counsel to the Company, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead her to believe that, as of the date of such letter:

(a) the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b) the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to (i) the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package.

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EXHIBIT B-2

FORM OF OPINION OF ISSUER’S COUNSEL

i.	Each of the Company, Owens & Minor Distribution, Inc. and Owens & Minor Medical, Inc. is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia with corporate power and authority necessary to own its properties and conduct its business as described in each of the Pricing Disclosure Package and the Prospectus.

ii.	The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Notes and to issue and sell the Notes. Each of Owens & Minor Distribution, Inc. and Owens & Minor Medical, Inc. has all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Underwriting Agreement, the Indenture and the Guarantees.

iii.	The statements contained in the Pricing Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities” as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

iv.	The statements contained in the Pricing Disclosure Package and the Prospectus under the caption “United States Federal Income Tax Considerations” insofar as they constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matter described therein in all material respects.

v.	The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

vi.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

vii.

The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and duly qualified under the Trust Indenture Act and, assuming that the Indenture (including the Guarantees set forth therein) is the valid and legally binding obligation of the Trustee, constitutes a valid and binding agreement of the Company and the Guarantors enforceable against the

Company and the Guarantors in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

viii.	The Notes have been duly authorized, executed and issued by the Company, and, assuming due authentication thereof by the Trustee and delivery to and payment for the Notes by the Underwriters as provided in the Underwriting Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

ix.	The Guarantees have been duly authorized and issued by each Guarantor and, assuming due authentication of the Notes by the Trustee and delivery to and payment for the Notes by the Underwriters as provided in the Underwriting Agreement, will constitute a valid and legally binding obligation of each Guarantor enforceable against such Guarantor in accordance with its terms and entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

x.	The issue and sale of the Securities hereunder by the Company and the Guarantors and the compliance by the Company and the Guarantors with all of the provisions of the Underwriting Agreement and the Indenture and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus thereby will not violate any Applicable Law or any order known to such counsel that is applicable to the Company or any Guarantor of any court, governmental agency or regulatory body having jurisdiction over the Company or any Guarantor. The term “Applicable Laws” means the laws of the State of New York, the laws of the Commonwealth of Virginia and the federal laws of the United States of America which, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

xi.	Except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such

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consents, approvals, authorizations, registrations qualifications or filings as may be required under the Exchange Act and applicable state securities laws, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required under Applicable Laws for the execution, delivery and performance of this Agreement or the Indenture, the consummation of the transactions contemplated hereby and thereby by the Company and the Guarantors.

xii.	Neither the Company nor any Guarantor is, and after giving effect to the sale of the Securities and the use of proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus will not be, required to register as an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

Such counsel shall also have furnished to the Underwriters a written statement and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that (x) such counsel has acted as counsel to the Company, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that, as of the date of such letter:

(a) each of the Registration Statement, on the latest Effective Date and on the Closing Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, was not, on its face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations;

(b) each document filed pursuant to the Exchange Act and incorporated by reference in the most recent Preliminary Prospectus and the Prospectus did not comply when so filed as to form in all material respects with the Exchange Act;

(c) the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d) the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(e) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to (i) the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration

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Statement, the Prospectus or the Pricing Disclosure Package. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package, except to the extent set forth in paragraphs (iii) and (iv) above.

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